EXHIBIT 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation	(I.R.S. Employer
of organization if not a U.S. national bank)	Identification Number)

1445 Ross Avenue, 2nd Floor
Dallas, Texas	75702
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section, MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
Telephone: (612) 667-4608
(Name, address and telephone number of agent for service)
ALLIS CHALMERS ENERGY INC.
Co-Registrants (See next page)
(Exact name of obligor as specified in its charter)

Delaware	39-0126090
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5075 Westheimer, Suite 890
Houston, Texas	77056
(Address of principal executive offices)	(Zip code)
9.0% Senior Notes due 2014
(Title of the indenture securities)

CO-REGISTRANTS

	State or Other	Primary Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
Exact Name of Co-Registrant as	Incorporation or	Classification	Identification
Specified in its Charter	Organization	Code Number	Number

AirComp L.L.C.	Delaware	1389	01-0784140
Allis-Chalmers GP, LLC	Delaware	1389	20-4002547
Allis-Chalmers LP, LLC	Delaware	1389	20-4002534
Allis-Chalmers Management, LP	Texas	1389	20-4002561
Allis-Chalmers Production Services, Inc.	Texas	1389	75-2956148
Allis-Chalmers Rental Tools, Inc.	Texas	1389	74-2005637
Allis-Chalmers Tubular Services, Inc.	Texas	1389	74-2212869
Mountain Compressed Air, Inc.	Texas	1389	84-1574665
OilQuip Rentals, Inc.	Delaware	1389	76-0632145
Rogers Oil Tool Services, Inc.	Louisiana	1389	72-0849723
Strata Directional Technology, Inc.	Texas	1389	76-0490913
Target Energy, Inc.	Delaware	1389	52-2259046

Item 1. General Information.
Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Treasury Department Washington, D.C. 20230

Federal Deposit Insurance Corporation Washington, D.C. 20429

Federal Reserve Bank of San Francisco San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
     None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee.
Not applicable.
Item 16. List of Exhibits.
Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 29th day of August, 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Nancye Patterson

Vice President

Exhibit 6
August 29, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Nancye Patterson

Vice President

Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,188
Interest-bearing balances		2,112
Securities:
Held-to-maturity securities		0
Available-for-sale securities		46,749
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		2,381
Securities purchased under agreements to resell		940
Loans and lease financing receivables:
Loans and leases held for sale		42,881
Loans and leases, net of unearned income	247,315
LESS: Allowance for loan and lease losses	2,106
Loans and leases, net of unearned income and allowance		245,209
Trading Assets		7,021
Premises and fixed assets (including capitalized leases)		3,896
Other real estate owned		423
Investments in unconsolidated subsidiaries and associated companies		344
Intangible assets
Goodwill		8,780
Other intangible assets		14,473
Other assets		27,405

Total assets		$415,802

LIABILITIES
Deposits:
In domestic offices		$284,964
Noninterest-bearing	80,972
Interest-bearing	203,992
In foreign offices, Edge and Agreement subsidiaries, and IBFs		30,665
Noninterest-bearing	4
Interest-bearing	30,661
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,385
Securities sold under agreements to repurchase		5,131

Dollar Amounts
In Millions
Trading liabilities	5,941
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	5,258
Subordinated notes and debentures	8,114
Other liabilities	29,729

Total liabilities	$379,187

Minority interest in consolidated subsidiaries	50

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,693
Retained earnings	11,094
Accumulated other comprehensive income	258
Other equity capital components	0

Total equity capital	36,565

Total liabilities, minority interest, and equity capital	$415,802

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Karen B. Martin
Vice President
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie Tolstedt
John Stumpf	Directors
Avid Modjtabai